Exhibit 99.1

Contact:
Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com

Investor Inquiries: Kate Pearlman (215) 409-7287 Pearlman-Kate@aramark.com

Aramark Announces Two Strategic and Transformative Acquisitions

Acquiring Avendra to Enhance Purchasing Capability and Extend Industry Reach

Acquiring AmeriPride Services to Expand Scope and Geography of Uniforms Business

Philadelphia, PA, October 16, 2017 – Aramark (NYSE: ARMK) announced today that it entered into definitive agreements to acquire two companies that will deliver growth and strengthen the company’s competitive position across its portfolio of Food, Facilities and Uniforms businesses.

“Today is an historic day at Aramark as we announce we will join forces with two leading companies that will significantly improve how we service our customers, while expanding our capabilities and scope in critical areas of our business,” said Eric J. Foss, Aramark’s Chairman, President and CEO. “We have been executing successfully against our clear and focused strategy and have substantially elevated our operating performance and financial flexibility. These strategic and financially compelling transactions represent the next step in our commitment to drive sustainable shareholder value.”

Avendra: The Leading Hospitality Procurement Services Company

Aramark and Avendra, LLC have entered into a definitive agreement under which Aramark will acquire Avendra for a purchase price of $1.35 billion, or a net purchase price of $1.05 billion after adjusting for the value of the anticipated tax benefits. Avendra is the leading hospitality procurement services provider in North America, managing nearly $5 billion in annual purchasing spend for over 650 companies at more than 8,500 locations, including over half of the Top 30 hotel chains. Avendra was founded in 2001 by five hospitality leaders: Marriott, Hyatt, Fairmont Hotels, ClubCorp and IHG.

“Combining Avendra’s powerful procurement capability with Aramark’s leading supply chain management expertise will bring increased buying scale and improved service levels to both Avendra’s and Aramark’s customers, while strengthening our industry reach and competitive positioning,” said Foss. “I am excited about the proven talents and deep experience the Avendra team brings to our company and look forward to welcoming them to the Aramark family.”

The merger also creates opportunities for Aramark and Avendra to grow their customer base outside of their traditional industries. Additionally, Aramark anticipates annual procurement cost synergies of approximately $40 million, which it expects will be fully realized by the third fiscal year after closing.

AmeriPride: A Leading Uniform and Linen Rental and Supply Company

Aramark and AmeriPride Services Inc. also announced today that they have entered into a definitive agreement under which Aramark will acquire AmeriPride for a purchase price of $1.0 billion, or a net purchase price of $850 million after adjusting for the value of the anticipated tax benefits. AmeriPride is a leading uniform and linen rental and supply company in the U.S. and Canada, with annual revenue of approximately $600 million.

“AmeriPride is a highly-respected company with a tremendous legacy that will extend and complement Aramark’s uniforms business,” Foss continued. “This merger will enable us to enhance our customer service experience, unlock improved efficiencies, develop new career opportunities for employees and deliver value for our shareholders. Our companies share a commitment to world-class service, and I look forward to welcoming AmeriPride to the Aramark family.”

The combination of these two uniform services companies will create a leading uniform services provider with enhanced scale and capabilities, serving nearly 500,000 customers. The transaction will bolster Aramark’s competitive position in the U.S., and immediately establish a strong position in Canada.

Additionally, Aramark anticipates annual cost synergies of approximately $70 million, which it expects will be fully realized by the fourth fiscal year after closing.

Transaction Details

The Board of Directors of Aramark has unanimously approved both transactions, which were also unanimously approved by the Board of Managers of Avendra and Board of Directors of AmeriPride, respectively. The transactions are expected to close by the end of calendar year 2017, subject to customary closing conditions and regulatory approvals.

Aramark will finance the transactions through the issuance of new debt, and has received fully committed financing.

For the Avendra transaction, J.P. Morgan acted as lead financial adviser to Aramark, while Simpson Thacher & Bartlett LLP acted as legal counsel. For the AmeriPride transaction, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC acted as lead financial advisers and Morgan, Lewis & Bockius LLP acted as legal counsel. Credit Suisse acted as the financial adviser to AmeriPride, while Dorsey & Whitney LLP acted as legal counsel. Goldman Sachs & Co. LLC acted as financial adviser and Latham & Watkins LLP provided legal counsel to Avendra, LLC.

Aramark will hold a conference call today, October 16, 2017 at 8:30 a.m. E.T. to discuss these acquisition announcements. Please dial in prior to the start of the call:

Domestic Callers:	888-771-4371
International Callers:	847-585-4405
Confirmation Code:	45755336

Related materials and a replay of the call will be available on the Company’s website, www.aramark.com on the investor relations page.

About Aramark

Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world’s leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world. Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We operate our business with social responsibility, focusing on initiatives that support our diverse workforce, advance consumer health and wellness, protect our environment, and strengthen our communities. Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

About Avendra

Headquartered in Rockville, MD, Avendra is North America’s leading hospitality procurement services provider and combines years of hospitality expertise, purchasing power, services and software to help more than 8,000 customers impact the bottom line, improve operational performance, and better serve guests. Additional company information can be found at www.avendra.com

About AmeriPride

Headquartered in Minnetonka, Minn., AmeriPride Services is recognized as one of the largest textile rental and supply companies in North America. Operating more than 115 production facilities and service centers throughout the United States and Canada, the company provides linen and towels, uniforms, floor mats, restroom and cleaning products to nearly 150,000 customers through rental and purchase programs. As a true business partner, AmeriPride helps customers improve their image while keeping facilities clean and employees safe. Innovation, personalized service and a dedication to company values has sustained the private, family-owned company for more than 125 years. AmeriPride’s demonstrated commitment to customers, the community, employees and the environment has made them the People You Can Count On. Additional company information can be found at www.ameripride.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance including with respect to, without limitation, the benefits, costs and timing of and ability to consummate the transactions with each of Avendra and AmeriPride and related financings, as well as statements regarding the companies’ services and products. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They relate to the topics set forth above or use words such as “outlook,” “aim,” “anticipate,” “are confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.

Forward-looking statements speak only as of the date made. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. Such risks and uncertainties include, among others, the outcome and timing of regulatory reviews of both transactions, the ability of the companies to complete the transactions in the time expected or at all, our ability to successfully integrate the businesses of Avendra and AmeriPride and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of the transactions including whether the proposed transactions will be accretive and within the expected timeframes, our ability to complete the anticipated financing of the transactions on our expected terms, the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose, the disruption of the transactions to each of Avendra and AmeriPride and their respective managements; the effect of announcement of the transactions on each of Avendra’s and AmeriPride’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, our ability to attract new or maintain existing customer and supplier relationships at reasonable cost, our ability to retain key personnel and the other factors set forth in the “Risk Factors,” - “Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 23, 2016 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.